Exhibit 3.45

Corporations Act 2001 A COMPANY LIMITED BY SHARES CONSTITUTION of ENSCO AUSTRALIA PTY LIMITED Independent Corporate Services Limited • Adelaide • Melbourne • Perth • Sydney • New Zealand Telephone: 1300 360 260 Facsimile: 1300 360 160

Resolution of the Members of ENSCO AUSTRALIA PTY LIMITED to adopt a Constitution I, the undersigned, being the sole member of Ensco Australia Pty Limited, hereby resolve to adopt the enclosed constitution as the constitution of the company. Dated this 17th day of May 2002 Graeme Kenneth Matcham

INDEX TO THE CONSTITUTION OF THE COMPANY Subject Clause Page Nos. Interpretation 1 2 Replaceable Rules 2 2 Proprietary Company 3 2 Issue of Share Capital and Variation of Rights 4-5 2 Payments by way of Brokerage or Commission 6 3 Shares held in Trust 7 3 Certificates 8 3 Lien 9-12 3 Calls on Shares 13-19 3-4 Forfeiture of Shares 20-26 4 Transfer of Shares 27-31 5-6 Transmission of Shares 32-34 6 Offers of Shares 35 6 General Meetings 36-37 6 Proceedings at General Meetings 38-54 7-9 Appointment, Remuneration and Removal of Directors 55-63 9-10 Powers and Duties of Directors 64-66 10-11 Proceedings of Directors 67-75 11-12 Alternate Directors 76 12 Managing Director 77-79 13 Associate Directors 80 13 Secretary 81 13 Common Seal 82 13 Inspection of Records 83 14 Dividends and Reserves 84-90 14 Capitalisation of Profits 91 14-15 Notices 92-93 15 Winding Up 94 15 Indemnity of Officers, Auditors or Agents 95 15 Share Capital and Share Rights 96-102 16-17 Class Meetings 103 17 Dividends on Classes of Shares 104 17

INTERPRETATION 1. (1) In this Constitution unless the context otherwise requires: 2. "Company" means ENSCO AUSTRALIA PTY LIMITED; "Directors" mean the persons appointed as Directors of the Company and where the context allows includes the person appointed as the sole Director of the Company; "Act" means the Corporations Act 2001 as amended; "seal" means the common seal of the Company and includes any official seal of the Company; "secretary" means any person appointed to perform the duties of a secretary of the Company; "Sub-Clause" means (where not otherwise defined) a sub-clause within the same clause as the reference occurs; The singular shall mean and include the plural and vice versa and any gender shall mean and include all other genders; References to any statutory enactment shall mean and be construed as references to that enactment as amended modified and re-enacted from time to time; The index and headings used herein are for ease of reference only and shall not affect the construction or interpretation of this Constitution; Words importing persons shall include corporations. (2) Except so far as the contrary intention appears in this Constitution, an expression has, in a provision of this Constitution that deals with a matter dealt with by a particular provision of the Act, the same meaning as in that provision of the Act. REPLACEABLE RULES All Replaceable Rules contained in the Act shall not apply to the Company. PROPRIETARY COMPANY 3. The Company is registered as a proprietary Company and accordingly - (1) must be limited by shares; (2) the number of members of the Company (counting joint holders of shares as one person and not counting any member in the employment of the Company or of its subsidiaries or any member who was an employee of the Company or of its subsidiaries when they became a member of the Company) is limited to fifty; (3) must not engage in any activity that would require the lodgement of a prospectus under Part 7.12 of the Act or a corresponding Act ( excepting an offer of shares to existing members of the Company or employees of the Company or of a subsidiary of the Company). ISSUE OF SHARE CAPITAL AND VARIATION OF RIGHTS 4. Subject to this Constitution, and to the provisions of the Act and to any special rights attached to any shares for the time being issued all shares shall be under the absolute control of the Directors who may classify, allot, grant options over or otherwise dispose of or otherwise deal with the unissued shares to such person on such terms and conditions and for such consideration and price and subject or not to the payment of any part of the amount thereof in cash and with full power to give to any person the call of any shares as the Directors may determine and any shares may be issued with: (a) such preferential, deferred, qualified or special right, -ivileges or conditions or (b) restrictions including but not limited to restrictions in regard to dividends voting or return of capital as the Directors may from time to time determine. Definitions & Interpretations Replaceable Rules Excluded Proprietary Company Control of Share Capital 5. (1) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless Variation otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being of Rights wound up, be varied with the consent in writing of the holders of three-quarters of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. (2) The provisions of this Constitution relating to general meetings apply so far as they are capable of application and Quorum for mutatis mutandis to every such separate meeting of classes of shareholders except that - Class (a) a quorum is constituted by 2 persons who, between them hold or represent by proxy one-third of the issued shares of that class; or (b) where the Company has issued shares of that class to only one member, that member shall constitute a quorum; and (c) any holder of shares of that class, present in person or by proxy, may demand a poll. Meetings

PAYMENTS BY WAY OF BROKERAGE OR COMMISSION

Payments by way of Brokerage or Commission

6. (1) The Company may exercise the power to make payments by way of brokerage or commission conferred by the Act in the manner provided by the Act.

(2) Payments by way of brokerage or commission may be satisfied by the payment of cash, by the allotment of fully or partly paid shares or partly by the payment of cash and partly by the allotment of fully or partly paid shares.

SHARES HELD IN TRUST

Non-recognition of Trusts

7. (1) Shares held by a member as Trustee of a particular trust may be marked in the register of members of the Company in such a way as to identify them as being held in respect of that trust but no liability shall be created by any such marking and the Company shall not be affected with notice of any trust so recorded.

(2) Notwithstanding the provisions of Sub-Clause 7 (1) the Company is not bound by or compelled in any way to recognise or to investigate (whether or not it has notice of the interest or rights concerned) any equitable, contingent, future or partial interest in any share or unit of a share or the holding of any share upon any Trust or any dealing by the Trustee of such share or (except as otherwise provided by this Constitution or by Act) any other right in respect of a share except an absolute right of ownership in the registered holder.

CERTIFICATES

Certificates

8. (1) A person whose name is entered as a member in the register of members is entitled without payment to receive a certificate in respect of the share in accordance with the Act but, in respect of a share or shares held jointly by several persons, the Company is not bound to issue more than one certificate.

(2) Delivery of a certificate for a share to one of several joint holders is sufficient delivery to all such holders.

LIEN

Lien on Partly Paid Shares

9. (1) The Company has a first and paramount lien on every share (not being a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share.

(2) The Company also has a first and paramount lien on all shares (other than fully paid shares) registered in the name of a sole holder for all money presently payable by him or his estate to the Company.

(3) The Directors may at any time exempt a share wholly or in part from the provisions of this Clause.

(4) The Company's lien (if any) on a share extends to all dividends payable in respect of that share.

10. (1) Subject to Sub-Clause (2), the Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien. Sale by Company

(2) A share on which the Company has a lien shall not be sold unless -

(a) a sum in respect of which the lien exists is presently payable; and

(b) the Company has, not less than 14 days before the date of the sale, given to the registered holder for the time being of the share, or the person entitled to the share by reason of the death or bankruptcy of the registered holder, a notice in writing setting out, and demanding payment of, such part of the amount in respect of which the lien exists as is presently payable.

11. (1) For the purpose of giving effect to the sale of a share pursuant to Clause 10, the Directors may authorise a person to transfer the shares sold to the purchaser of the shares. Transfer

(2) The Company shall register the purchaser as the holder of the shares comprised in any such transfer and he is not bound to see to the application of the purchase money.

(3) The title of the purchaser to the shares is not affected by any irregularity or invalidity in connection with the sale.

12. The proceeds of the sale of a share pursuant to Clause 10 shall be applied by the Company in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) shall (subject to any like lien for sums not presently payable that existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale. Proceeds of Sale

CALLS ON SHARES

Calls

13. (1) The Directors may make calls upon the members in respect of any money unpaid on the shares of the members and not by the terms of issue of those shares made payable at fixed times.

(2) Each member shall, upon receiving at least 14 days notice specifying the time or times and place of payment, pay to the Company at the time or times and place so specified the amount called on his shares.

(3) The Directors may revoke or postpone a call.

14. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments. When Calls Made

15. The joint holders of a share are jointly and severally liable to pay all calls in respect of the share. *Calls - Joint Holders*

16. If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment of the sum to the time of actual payment at such rate as the Directors may determine but, not exceeding the rate charged by the Company's bankers on overdrafts of $100,000, and the Directors may waive payment of that interest wholly or in part. *Interest on Unpaid Calls*

17. Any sum that, by the terms of issue of a share, becomes payable on allotment or at a fixed date, shall for the purpose of this Constitution be deemed to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable, and, in case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise, apply as if the sum had become payable by virtue of a call duly made and notified. *Amounts deemed to be Calls*

18. The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment. *Differential Calls*

19. (1) The Directors may accept from a member the whole or a part of the amount unpaid on a share although no part of that amount has been called up. *Amounts Paid in Advance of Calls*

(2) The Directors may authorise payment by the Company of interest upon the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the prescribed rate, as is agreed upon between the Directors and the member paying the sum.

(3) For the purpose of Sub-Clause (2), the prescribed rate of interest is -

(a) if the Company has, by resolution, fixed a rate - the rate so fixed; and

(b) in any other case, the rate charged by the Company's bankers on overdrafts of $100,000.

FORFEITURE OF SHARES

20. (1) If a member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued. *Notice of Payment*

(2) The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited. *Contents of Notice*

21. (1) If the requirements of a notice served under Clause 20 are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. *Non-Compliance*

(2) Such a forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

22. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and, at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit. *Sale of Forfeited Shares*

23. A person whose shares have been forfeited ceases to be a member in respect of the forfeited shares, but remains liable to pay to the Company all money that, at the date of forfeiture, was payable by him to the Company in respect of the shares (including interest, at the rate charged by the Company's bankers on overdrafts of $100,000, charged, from the date of forfeiture, on the money for the time being unpaid, if the Directors think fit to enforce payment of the interest), but his liability ceases if and when the Company receives payment in full of all the money (including interest) so payable in respect of the shares. *Ex-Member still Liable*

24. A statement in writing declaring that the person making the statement is a Director or a secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in that statement, is prima facie evidence of the facts stated in that statement as against all persons claiming to be entitled to the share. *Evidence of Forfeiture*

25. (1) The Company may receive the consideration (if any) given for a forfeited share on any sale or disposition of the share and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of. *Company can execute Transfer*

(2) Upon the execution of the transfer, the transferee shall be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

(3) The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

26. The provisions of this Constitution as to forfeiture apply in the case of non-payment of any sum that, by the terms of issue of a share, becomes payable at a fixed time, as if that sum had been payable by virtue of a call duly made and notified. *Forfeiture Applicable to Other Amounts*

27. TRANSFER OF SHARES Subject to the provisions of this Constitution and except as provided in Sub-Clause (8) of this Clause no shares in the Company shall be transferred unless and until the rights of pre-emption conferred by Sub-Clauses (1) to (7) inclusive of this Clause have been exhausted - (1) Any member proposing to transfer any share or shares (hereinafter referred to as "the Transferor") shall give notice in writing to the Company of his intention to do so (hereinafter called a "transfer notice") specifying the share or shares he proposes to transfer and if he so desires the price per share which he is willing to accept. Such notice shall constitute the Company the Transferor's agent for a period of twenty-eight days from the date of the Company's receipt thereof for the sale (subject to the other provisions of this Clause) of such share or shares to any person eligible to be a member (whether or not a member) at the price per share specified in the transfer notice or determined in terms of Sub-Clause 27 (2) below. A transfer notice shall if it relates to more than one share operate as a separate notice in respect of each of such shares. A transfer notice shall not be revocable except as provided in Sub-Clause 27 (2) below. (2) If no price is specified or if in the opinion of the Directors the price per share specified by the Transferor is not its fair value the Directors shall request the Auditor or if there be no Auditor a person selected by the Directors or failing such selection by the President for the time being of the Australian Society of Certified Practising Accountants (the Auditor or person so selected being referred to in this Article as "the Valuer") to determine the fair value per share of such shares and the Valuer shall comply with such request. The costs of such valuation shall be borne by the Transferor and the Company equally. Thereafter the Directors shall notify the Transferor of the fair value so determined and the Transferor shall be entitled to withdraw his transfer notice within seven (7) days after receiving such notification (but not thereafter save with the written consent of the Directors). In so determining such fair value the Valuer shall be considered to be acting as an expert and not as an arbitrator and accordingly the provisions of the Commercial Arbitration Act 1985 shall not apply. (3) The share or shares the subject of a transfer notice shall be offered by the Directors to all other holders of shares in the Company as nearly as may be in proportion to the existing shares held by them respectively at the price specified by the Transferor or determined by the Valuer (whichever be the lower); and the offer shall limit the time within which the same may be accepted and specify that any member entitled who desires to acquire shares in excess of his proportion should in his reply state how many excess shares he desires to acquire. If all the members entitled do not claim their proportions the unclaimed shares shall be used in or towards satisfying the requests for excess shares. Any shares which shall not be capable {without introducing fractions) of being offered to the members entitled in proportion to their existing holdings shall be offered to the members entitled or some of them in such proportions or in such manner as may be determined by lots to be drawn under the direction of the Directors. (4) If the Directors shall within a space of twenty-eight days after receiving a transfer notice find a purchaser in terms of Sub-Clause 27 (3) hereof willing to purchase all or any of the shares the subject of the transfer notice and shall give notice thereof to the Transferor, the Transferor shall be bound upon payment of such price to transfer the share or shares concerned to such purchaser. (5) If in any case the Transferor after having become bound as aforesaid makes default in transferring any such share or shares the Company may receive the purchase money and the Transferor shall be deemed to have appointed any one Director or the Secretary of the Company as his agent to execute a transfer of such share or shares to the purchaser and upon the execution of such transfer the Company shall hold the purchase money in trust for the Transferor. The receipt of the Company for the purchase money shall be a good discharge to the purchaser and after his name has been entered in the Register of Members in purported exercise of the aforesaid power the validity of the proceedings shall not be questioned by any person. - (6) If within the period stipulated in Sub-Clause 27 (4) the Directors shall not find a member or purchaser in terms of Sub-Clause 27 (3) for all or any of the shares concerned, the transferor may at any time within six (6) months thereafter sell those shares or any of them to any person at any price but not being less than the price as specified by the Transferor or determined by the Valuer (whichever be the lower) but subject nevertheless to the right of the directors to decline to register any transfers as provided in Clause 30. (7) The Company in general meeting may by special resolution make and from time to time vary rules as to the mode in which any shares specified in any transfer notice shall be offered to the members and as to their rights in regard to the purchase thereof and in particular may give any member or class of members a preferential right to purchase the same. (8) The foregoing provisions of this Clause 27 shall not apply to any transfer of share or shares - (a) merely for the purpose of effectuating the appointment of a new Trustee; (b) to a husband, wife, brother, sister, parent, child or grandchild of a member: (c) by a Trustee to a Beneficiary under a will; (d) to a husband, wife or next of kin of a deceased member; (e) where all the members of the Company (excluding the proposing transferor) sign an instrument waiving all rights of entitlement they have under this Sub-Clause: (f) by one member holding all the issued shares in the Company. Notice of Proposed Transfer Fair Value of Share Offer to other Shareholders Wiliing Purchaser Default by Transferor Company fails to find Purchaser Variation of Rules for Transfer of Shares Exceptions PROVIDED that it is proved to the satisfaction of the Directors that the transfer bona fide falls within one of these exceptions.

28. (1) Subject to Clause 27, a member may transfer all or any of his shares by instrument in writing in any usual or Instrument common form or in any other form that the Directors approve. ofTranSfer (2) An instrument of transfer referred to in Sub-Clause (1) shall be executed by or on behalf of both the transferor and Deposit for the transferee. Registration (3) A transferor of a share or shares remains the holder of the share or shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect of such share or shares. 29. The instrument of transfer must be left for registration at the registered office of the Company, accompanied by the certificate of the shares to which it relates and such other information as the Directors properly require to show the right of the transferor to make the transfer. and thereupon the Company shall, subject to the powers vested in the Directors by the provisions of this Constitution, register the transferee as a shareholder. 30. 31. The Directors may decline to register any transfer of shares, without giving any reason therefor. The registration of transfers may be suspended al such times and for such periods as the Directors from time to time determine not exceeding in the whole 30 days in any year. TRANSMISSION OF SHARES 32. In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but this Clause does not release the estate of a deceased joint holder from any liability in respect of a share that had been jointly held by him with other persons. 33. (1) Subject to the provisions of this Constitution and to the Bankruptcy Act 1966 as amended, a person becoming entitled to a share in consequence of the death or bankruptcy or the mental in capacity of a member may, upon such information being produced as is properly required by the Directors, elect either to be registered himself as holder of the share or to have some other person nominated by him registered as the transferee of the share, (2) If the person becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. (3) If he elects to have another person registered, he shall execute a transfer of the share to that other person. (4) All the limitations, restrictions and provisions of this Constitution relating to the right to transfer, and the registration of transfer of, shares are appiicable lo any such notice or transfer as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member. 34. (1) Where the registered holder of a share dies or becomes bankrupt, his personal representative or the trustee of his 35. estate, as the case may be, is, upon the production of such information as is properly required by the Directors, entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the Company, or to voting or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt. (2) Where 2 or more persons are jointly entitled to any share in consequence of the death of the registered holder, they shall, for the purpose of the provisions of this Constitution, be deemed to be joint holders of the share OFFERS OF SHARES (1) Subject to any direction to the contrary that may be given by the Company in general meeting, all unissued shares of a particular class shall, before issue, be offered to the existing holders of shares of that class in proportion, as nearly as the circumstances allow, to the number of the shares of that class already held by them. (2) The offer shall be made by notice specifying the number of shares offered and limiting a time within which the offer, if not accepted, will be deemed to be declined. (3) After the expiration of that time or on being notified by the person to whom the offer is made that he declines to accept the shares offered, the Directors may issue those shares in such manner as they think fit. (4) Where, by reason of the proportion that shares proposed to be issued bear to shares already held, some of the first mentioned shares cannot be offered in accordance with Sub-Clause 35 (1), the Directors may issue the shares that cannot be so offered in such manner as they think fit. (5) This Clause shall not apply to offers of unissued shares where the Company has only one member who is also the sole Director. GENERAL MEETINGS 36. Any Director may whenever he thinks fit convene a general meeting. 37. A notice of a general meeting shall specify the place, the day and the hour of meeting and shall state the general nature of the business to be transacted at the meeting; if a special resolution is to be proposed at the meeting, ihe terms of the resolution and information regarding the right to appoint a proxy. Refusal of Transfers Suspension of Transfers Death of a Member Rights of Succeeding Shareholders Offers of Unissued Shares Director may convene a general meeting

PROCEEDINGS AT GENERAL MEETINGS Quorum 38. (1) No business shall be transacted at any general meeting unless a quorum of members is present at all times during the meeting. (2) For the purpose of determining whether a quorum is present: (a) a person attending as a proxy, or as representing a corporation that is a member, shall be deemed to be a member; (b) if a member has appointed more than one proxy or representative count only one of them; ( c) if an individual is attending both as a member and as a proxy or body corporate representative count them only once. (3) A quorum shall be two members entitled to vote or one member where the Company has only one member entitled to vote. 39. If a quorum is not present within half an hour from the time appointed for the meeting - 40. (1) where the meeting was convened upon the requisition of members - the meeting shall be dissolved; or (2) in any other case - (a) the meeting stands adjourned to such day, and at such time and place, as the Directors determine or, if no determination is made by the Directors, to the same day in the next week at the same time and place; and {b) if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting - (i) 2 members (or one member where the Company has only one member entitled to vote) constitute a quorum; or (ii) where 2 members (or one member where the Company has only one member entitled to vote) are not present - the meeting shall be dissolved. (1) If the Directors have elected one of their number as chairman of their meetings, he shall preside as chairman at every general meeting. {2) Where a general meeting is held and - (a) a chairman has not been elected as provided by Sub-Clause (1); or (b) the chairman is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of their number to be chairman of the meeting. Election of Chairman 41 (1) The chairman may with the consent of any meeting at which a quorum is present, and shall if so directed by the Adjournment meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any 01 Meeting adjourned meeting other than the business left unfinished ai the meeting from which the adjournment took piace. 42. (2) When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. (3) Except as provided by Sub-Clause (2), it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. (1) At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before a vote is taken, before or immediately after or on the declaration of the result of the show of hands) demanded - (a) by the chairman; (b) by at least 5 members present in person or by proxy; (c) by a member or members present in person or by proxy and representing not less than 5% of the total voting rights that may be cast on a poll. (2) Unless a poll is so demanded, a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. (3) The demand for a poll may be withdrawn. (4) A challenge to a right to a vote at a general meeting: (a) may only be made at the meeting; and (b) must be determined by the Chairman whose decision is final. Voting on Resolutions

43. (1) if a poll is duly demanded, it shall be taken in such manner and (subject to Sub-Clause (2)) either at once or after Poll an interval or adjournment or otheiwise as the chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded. (2) A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. 44. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the Casting show of hands takes place or at which the poll is demanded, shall not have a casting vote. Vote 45. Subject to any rights or restrictions for the time being attached to any class or classes of shares - Voting of Members (1) at meetings of members or classes of members each member entitled to vote may vote in person or by proxy or attorney; and (2) on a show of hands every person present who is a member or a representative of a member has one vote, and on a poll every person present in person or by proxy or attorney has one vote for each share he holds. 46. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy or by attorney, shall Joint be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined Holders by the order in which the names stand in the register of members. 47. If a member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the Act relating to mental health, his committee or trustee or such other person as properly has the management of his estate may exercise any rights of the member in relation to a general meeting as if the committee, trustee or other person were the member. Member of Unsound Mind 48. A member is not entitled to vote at a general meeting unless all calls and other sums presently payable by him in respect Unpaid Calls of shares in the Company have been paid. (Voting) 49. (1) An objection may be raised to the qualification of a voter only at the meeting or adjourned meeting at which the vote Objections objected to is given or tendered. to Voting (2) Any such objection shall be referred to the chairman of the meeting, whose decision is final. (3) A vote not disallowed pursuant to such an objection is valid for all purposes. 50. (1) A member of the Company who is entitled to attend and cast a vote at a general meeting may appoint a person as Proxy the members proxy to attend and vote for the member at the meeting. (2) The appointment may specify the proportion or number of votes that the proxy may exercise. (3) Each member may appoint a proxy. If a member is entitled to cast 2 or more votes at the meeting, they may appoint 2 proxies. If the member appoints 2 proxies and the appointment does not specify the proportion or number of the member's votes each proxy may exercise, each proxy may exercise half of the votes. (4) Disregard any fractions resulting from the application of Sub-Clauses 50 (2) and (3). (5) An instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised by such corporation. (6) An instrument appointing a proxy may specify the manner in which the proxy is to vote in respect of a particular resolution and, where an instrument of proxy so provides, the proxy is not entitled to vote on the resolution except as specified in the instrument. (7) An instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll. A proxy is entitled to vote on a show of hands. (8) An instrument appointing a proxy shall be in the following form or in a form that is as similar to the following form as the circumstances allow -

[Name of Company] I/We, , of , being a member/members of the abovenamed Company, hereby appoint of or, in his absence, of as my/our proxy to vote for me/us on my/our behalf at the *annual general *general meeting of the Company to be held on the day of 20 and at any adjournment of that meeting. #This form is to be used *in favour of *against the resolution. Signed this day of *Strike out whichever is not desired #To be inserted if desired 20 (9) A proxy's authority to attend speak and vote at a general meeting shall not be affected by the presence of the member appointing the proxy. 51. A resolution in writing signed by all the members entitled to vote on the resolution and containing a statement that they Resolutions are in favour of the resolution shall be as valid as if it had been passed at a duly convened meeting of members. Such of Members resolution may consist of several documents in identical form each signed by one or more members. 52. If the Company has only one member and the member records in writing the member's decision to a particular effect the recording of the decision and signing of the record counts as the passing by the member of a resolution to that effect. 53. An instrument appointing a proxy shall not be treated as valid unless the instrument, and the power of attorney or other authority (if any) under which the instrument is signed or a notarially certified copy of that power or authority, is or are deposited, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, at the registered office of the Company, a fax number at the Company's Registered office or at such other place fax number or electronic address as is specified for that purpose in the notice convening the meeting. 54. A vote given in accordance with the terms of an instrument of proxy or of a power of attorney is valid notwithstanding the previous death or unsoundness of mind of the principal, the revocation of the instrument (or of the authority under which the instrument was executed) or of the power, or the transfer of the share in respect of which the instrument or power is given, if no intimation in writing of the death, unsoundness of mind, revocation or transfer has been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument is used or the power is exercised. 55. APPOINTMENT, REMUNERATION AND REMOVAL OF DIRECTORS (1) The first Director or Directors of the Company shall be the person or persons named with their consent in the application for registration of the Company; (2) Subject to Sub-Clause (3) there shall be no restriction on the number of Directors but the Company may by resolution in general meeting: (a) set a maximum number of Directors; (b) set a minimum number of Directors; (c) increase or reduce the maximum or minimum number of Directors so determined. (3) If the number of Directors shall number two or more at any time then until otherwise determined by the Company by resolution in general meeting the number of Directors shall not be less than two. Validity of Proxy Appointment, Remuneration and Removal of Directors 56. (1) Every Director appointed under this Constitution shall hold office until they shall be removed by a resolution of the Term of company passed in general meeting or until their office shall ipso facto become vacant pursuant to this Constitution Appointment or pursuant to the Act. (2) A Director may resign as a director of the Company by giving a written notice of resignation to the Company at its registered office. 57. Subject to the Act the Directors may at any time appoint any person to be a Director, either to fill a casual vacancy or Additions as an addition to the existing Directors, but so that the total number of Directors does not at any time exceed the number to Directors determined in accordance with this Constitution. 58. A Director shall not be required to hold any share or shares in the capital of the Company. Share Qualification

59. (1) The Directors shall be paid such remuneration as is from lime to time determined by the Company in general meeting. (2) The remuneration of the Directors shall be deemed to accrue from day to day. (3) The Directors may also be paid all travelling and other expenses property incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or otherwise in connection with the business of the Company. (4) The remuneration of the Directors may include but shall not be limited to the payment, or contribution to payment, of premiums to any contributory or non-contributory pension, provident or superannuation fund established by the Company or the Directors as the case may be. 60. The Company may by ordinary resolution: (1) remove any Director before the expiration of his period of office, and may appoint another person in his stead. (2) appoint a person as a director. 61. In addition to the circumstances in which the office of a Director becomes vacant by virtue of the Act, the office of a Director becomes vacant if the Director - 62. (1) becomes an insolvent under administration; (2) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the Act relating to mental health; (3) resigns his office by notice in writing to the Company; (4) is absent without the consent of the Directors from meetings of the Directors held during a period of 6 months; (5) has a material personal interest in a matter that relates to the affairs of the Company and fails to give notice of his interest as required by Section 191 of the Act. If a person is the only director and the only member of the Company and that person: (1) dies or cannot manage the Company because of the person's mental incapacity and a personal representative or trustee is appointed to administer the person's estate or property the personal representative or trustee may appoint a person as the director of the Company; (2) becomes an insolvent under administration then the trustee in bankruptcy appointed to that person's estate may appoint a person as the director of the Company. 63. If the Company has only single director and single member then: 64. (1) The Director may appoint another Director by recording the appointment and signing the record. (2) The Director may exercise all the powers of the Company except any powers that the Act or this Constitution requires the Company exercise in general meeting. The business of the Company is to be managed by or under the direction of the Director. (3) The Director may sign, draw, accept, endorse or otherwise execute a negotiable instrument. The Director may determine that a negotiable instrument may be signed, drawn, accepted, endorsed or otherwise executed in a different way. (4) The Director is to be paid any remuneraiion for being a director that the Company determines by resolution. The Company may also pay the Director's travelling and other expenses properly incurred by the Director in connection with the Company's business. POWERS AND DUTIES OF DIRECTORS (1) Subject to the Act and to any other provision of this Constitution, the business of the Company shall be managed by or under the direction the Directors, who may pay all expenses incurred in promoting and forming the Company, and may exercise all such powers of the Company as are not, by the Act or by the provisions of this Constitution, required to be exercised by the Company in general meeting. (2) Without limiting the generality of Sub-Clause (1), the Directors may exercise all the powers of the Company to borrow money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person. Remuneration of Directors Removal of Directors Replacement of Soie Director Powers and Duties of Directors

65. (1) The Directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Power of Company for such purposes, with such powers, authorities and discretions (being powers, authorities and Attorney discretions vested in or exercisable by the Directors), for such period and subject to such condiiions as they think fit. (2) Any such power of attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may also authorise the attorney to delegate all or any of the powers, authorities and discretions vested in him. 66. All cheques, promissory notes, bankers drafts, bills of exchange and other negotiable instruments, and all receipts for Directors money paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, to Sign by any two directors (except where the number of directors is one then by one director only) or in any such manner as the Directors determine. PROCEEDINGS OF DIRECTORS Despatch of Business 67. (1) The Directors may meet together for the despatch of business and adjourn and otherwise regulate their meetings as they think fit. (2) A Directors meeting may be called at any time by a director or a secretary on the requisition of a Director, by giving Convening reasonable notice individually to every other Director. of Meetings (3) The Directors may meet together either in person or by telephone, telex, radio, conference television or any other Meetings not form of technology, audio or audio-visual instantaneous communication for the despatch of business and adjourn held in person and otherwise regulate their meetings as they think fit. A resolution passed by such a conference shall, notwithstanding that the Directors are not present together at one place at the time of the conference, be deemed to have been passed at a meeting of the Directors held on the day and at the time at which the conference was held. The provisions of this Constitution relating to proceedings of directors shall apply, in so far as they are capable of application, to such conferences. 68. (1) Subject to the provisions of this Constitution questions arising at a meeting of Directors shall be decided by a Questions majority of votes of Directors entitled to vote on the resolution and any such decision shall for all purposes be Arising deemed a decision of the Directors. 69. 70. 71. 72. (2) In the case of an equality of votes, the chairman of the meeting shall not have a casting vote. (1) Notwithstanding any rule of the Act to the contrary or the holding by a Director of any office in the Company or in any other company or any other interest a Director may - (a) hold any office or place of profit in the Company or in any company in which the Company may be a shareholder or otherwise interested; (b) in any capacity enter into a contract arrangement or understanding with the Company; (c) help to constitute a quorum and vote at any meeting of Directors convened to deal with any contract arrangement or understanding; or (d) affix the common seal to and sign any instrument in respect of any contract, arrangement or understanding. (2) No contract, arrangement or understanding shall be avoided or rendered voidable by reason that that Director has a material personal interest in that contract arrangement or understanding within the meaning of Section 191 of the Act or otherwise. (3) No Director shall be liable to account to the Company for any profit realised by him from any contract arrangement or understanding. (4) A Director entering into a contract arrangement or understanding must disclose if he has a material personal interest in that contract arrangement or understanding in the manner required in Section 191 of the Act PROVIDED THAT failure to make or record that disclosure shall not operate to avoid or render voidable that contract arrangement or understanding. At a meeting of Directors, the number of Directors whose presence is necessary to constitute a quorum is such number as is determined by the Directors and, unless so determined, is two and the quorum must be present at all times during the meeting except where the number of Directors is one then the quorum shall be one. In the event of a vacancy or vacancies in the office of a Director or offices of Directors, the remaining Directors may act but, if the number of remaining Directors is not sufficient to constitute a quorum at a meeting of Directors, they may act only for the purpose of appointing a person as a Director in order to make up a quorum for a Directors' meeting or of convening a general meeting of the Company even if the total number of Directors of the Company is not enough to make up the quorum. (1) The Directors shall elect one of their number as chairman of their meetings and may determine the period for which he is to hold office. If the Company has only one Director he shall act as Chairman. (2) Where such a meeting is held and - (a) a chairman has not been elected as provided by Sub-Clause (1); or Casting Vote Interests of Directors Quorum Vacancy in the Office of Director Election of Chairman

(b) the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act; the Directors present shall elect one of their number to be chairman of the meeting. 73. (1) The Directors may delegate any of their powers to a committee or committees consisting of such of their number Committees 74. 75. as they think fit. (2) A committee to which any powers have been so delegated shall exercise the powers delegated in accordance with any directions of the Directors and a power exercised in this way is the same as if the Directors exercised it. (3) The members of such a committee may elect one of their number as chairman of their meetings. (4) Where such a meeting is held and - (a) a chairman has not been elected as provided by Sub-Clause (3); or (b) the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act; the members present may elect one of their number to be chairman of the meeting. (5) A committee may meet and adjourn as it thinks proper. (6) Questions arising at a meeting of a committee shall be determined by a majority of votes of the members present and voting. (7) In the case of an equality of votes, the chairman of the committee shall not have a casting vote. (1) If all the Directors have signed a document containing a statement that they are in favour of a resolution of the Directors in the terms set out in the document, a resolution in those terms shall be deemed to have been passed at a meeting of the Directors held on the day on which the document was signed and at the time at which the document was last signed by a Director or, if the Directors signed the document on different days, on the day on which, and at the time at which, the document was last signed by a Director. (2) For the purposes of Sub-Clause (1), two or more separate documents containing statements in identical terms each of which is signed by one or more Directors shall together be deemed to constitute one document containing a statement in those terms signed by those Directors on the respective days on which they signed the separate documents. (3) A reference in Sub-Clause (1) to all the Directors does not include a reference lo a Director who, at a meeting of Directors, would not be entitled to vote on the resolution. (4) If the Company has only one director and the Director records in writing and signs such record the Director's decision or declaration to a particular effect then: (a) the decision counts as the passing by the Director of a resolution to that effec:t; (b) the declaration counts as the making of a declaration to that effect made at a meeting of directors. All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director are, notwithstanding that it is afterwards discovered that there was some defect in the appointment of a person to be a Director or a member of the committee, or lo act as a Director, or that a person so appointed was disqualified, as valid as if the person had been duly appointed and was qualified to be a Director or to be a member of the committee. ALTERNATE DIRECTORS 76. (1) A Director may appoint a person (whether a member of the Company or not) to be an alternate Director in his place during such period as he thinks fit. (2) An alternate Director is entitled to notice of meetings of the Directors and, if the appointor is not present at such a meeting, is entitled to attend and vote in his stead. (3) An alternate Director may exercise any powers that the appointor may exercise and the exercise of any such power by the alternate Director shall be deemed to be the exercise of the power by the appointor. (4) An alternate Director is not required to have any share qualification. Resolutions of Directors Validity of Acts of Directors Alternate Directors

f ' i (5) The appointment of an alternate Director may be terminated at any time by the appointor notwithstanding that the period of the appointment of the alternate Director has not expired, and terminates in any event if the appointor vacates office as a Director. (6) An appointment, or the termination of an appointment, of an alternate Director shall be effected by a notice in writing signed by the Director who makes or made the appointment and served on the Company. (7) If the appointing Director requests the Company to give the alternate notice of Directors' meetings the Company must do so. MANAGING DIRECTOR Managing 77. (1) The Directors may from time to time appoint one or more of their number to the office of Managing Director for such period and on such terms as they think fit, and, subject to the terms of any agreement entered into in a particular case, may revoke any such appointment. (2) A Director so appointed shall have his appointment automatically terminated if he ceases from any cause to be a Director. 78. A Managing Director shall, subject to the terms of any agreement entered into in a particular case, receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors determine. 79. (1) The Directors may, upon such terms and conditions and with such restrictions as they think fit, confer upon a Managing Director any of the powers exercisable by them. (2) Any powers so conferred may be concurrent with, or be to the exclusion of, the powers of the Directors. (3) The Directors may at any time revoke or vary any of the powers so conferred on a Managing Director. Director ASSOCIATE DIRECTORS Associate 80. (1) The Directors may from time to time appoint any person to be an Associate Director and may from time to time terminate any such appointment. (2) The Directors may from time to time determine the powers, duties and remuneration of any person so appointed. (3) A person so appointed is not required to hold any shares to qualify him for appointment but, except by the invitation and with the consent of the Directors, does not have any right to attend or vote at any meeting of Directors. SECRETARY 81. A secretary of the Company holds office on such terms and conditions, as to remuneration and otherwise, as the Directors determine. COMMON SEAL 82. (1) The Directors may provide a Common Seal for the Company and shall provide for the safe custody of that seal which shall only be used by the authority of the Directors previously given. (2) A document to which the seal is affixed shall be signed: (a) by a Director and counter-signed by another Director the secretary or some other person appointed for that purpose; (b) where the only Director is also the only secretary by that Director if it is stated next to the signature that the person is the sole Director and sole secretary of the Company. (3) A Director may affix the seal to or sign any instrument as aforesaid notwithstanding he may be in any way interested in the transaction. (4) A Company may execute a document without using a seal if the document is signed by: (a) by a Director and counter-signed by another Director the secretary or some other person appointed for that purpose; (b) where the only Director is also the only secretary by that Director if it is stated next to the signature that the person is the sole Director and sole secretary of the Company. Directors Secretary Common Seal

INSPECTION OF RECORDS 83. Subject to the Act the Directors shall determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of members other than Directors, and a member other than a Director does not have the right to inspect any document of the Company except as provided by the Act or authorised by the Directors or by the Company in general meeting. DIVIDENDS AND RESERVES 84. The Directors may determine that a dividend is payable and fix: (1) the amount; and (2) the time for payment; and (3) the method of payment The methods of payment may include the payment of cash, the issue of shares, the grant of options and the transfer of assets. 85. Interest is not payable by the Company in respect of any dividend. 86. (1) The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as reserves, to be applied, at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied. (2) Pending any such application, the reserves may, at the discretion of the Directors, be used in the business of the Company or be invested in such investments as the Directors think fit. (3) The Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve. Inspection of Records Interest 87. (1) Subject to the rights of persons (if any) entitled to shares with special rights as to dividend, the Directors may pay Method of dividends as they see fit Payment of Dividends 88. 89. 90. (2) All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but, if any share is issued on terms providing that it will rank for dividend as from a particular date, that share ranks for dividend accordingly. (3) An amount paid or credited as paid on a share in advance of a call shall not be taken for the purposes of this Article to be paid or credited as paid on the share. The Directors may deduct from any dividend payable to a member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares in the Company. Where a difficulty arises in regard to the payment of the dividend in any manner other than in cash the Directors may settle the matter as they consider expedient and fix the value thereof for distribution to the members and may determine that cash payments will be made to any members on the basis of !he value so fixed in order to adjust the rights of all parties. (1) Any dividend, interest or other money payable in cash in respect of shares may be paid by cheque sent through the post directed to - (a) the address of the holder as shown in the register of members, or in the case of joint holders, to the address shown in the register of members as the address of the joint holder first named in that register; or (b) to such other address as the holder or joint holders in writing directs or direct (2) Any one of two or more joint holders may give effectual receipts for any dividends, interest or other money payable in respect of the shares held by them as joint holders. CAPITALISATION OF PROFITS 91. (1) The Company in general meeting may resolve that it is desirable to capitalise profits. The capitalisation need not be accompanied by the issue of shares. (2) The Company shall not pass a resolution as mentioned in Sub-Clause (1) unless the resolution has been recommended by the Directors. (3) The Directors shall do all things necessary to give effect to the resolution and, in particular, to the extent necessary to adjust the rights of the members among themselves and where the application of the amount capitalised involves the issue of shares, may - (a) issue fractional certificates or make cash payments in cases where shares become issuable in fractions; and Directors may Deduct Calls from Dividends Where Dividends Sent Capitalisation of Sums

(b) authorise any person to make, on behalf of all the members entitled to any further shares upon the capitalisation, an agreement with the Company providing for the issue to them, credited as fully paid up, of any such further shares or for the payment up by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised; and any agreement made under an authority referred to in paragraph (b) is effective and binding on all the members concerned. NOTICES 92. (1) A Company may give the notice of meeting to a member: (a) personally; or (b) by sending it by post to the address for the member in the register of members or the alternative address (if any) nominated by the member; or (c) by sending it to the fax number or electronic address (if any) nominated by the member; or (d) by any other means that the provisions of this Constitution permits. (2) Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected, in the case of a notice of a meeting, 3 days after the date of its posting and, in any other case, at the time at which the letter would be delivered in the ordinary course of post. (3) A notice of meeting or other notice sent by fax or other electronic means shall be taken to be given on the business day after it is sent. (4) A notice may be given by the Company to the joint holders of a share by giving the notice to one of the members in respect of that share. (5) A notice may be given by the Company to a person entitled to a share in consequence of the death or bankruptcy of a member by serving it on him personally or by sending it to him by post addressed to him by name, or by the title of representative of the deceased or assignee of the bankrupt, or by any like description, at the address (if any) in Australia supplied for the purpose by the person or, if such an address has not been supplied, at the address to which the notice might have been sent if the death or bankruptcy had not occurred. 93. (1) Notice of every general meeting shall be given in the manner authorised by Clause 92 to - 94. 95. (a) every member entitled to vote at the meeting or to receive such notice in accordance with the provisions of this Constitution; (b) every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; (c) the auditor (if any) for the time being of the Company; and (d) each Director. (2) No other person is entitled to receive notices of general meetings. WINDING UP (1) If the Company is wound up, the liquidator may, with the sanction of a special resolution, divide among the members in kind the whole or any part of the property of the Company and may for that purpose set such value as he considers fair upon any property to be so divided and may determine how the division is to be carried out as between the members or different classes of members subject to the rights or restrictions attached to such classes of shares. (2) The liquidator may, with the sanction of a special resolution, vest the whole or any part of any such property in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no member is compelled to accept any shares or other securities in respect of which there is any liability. INDEMNITY OF OFFICERS, AUDITORS OR AGENTS In the circumstances except as prohibited by the Act every officer, auditor or agent of the Company shall be indemnified out of the property of the Company against any liability (including but not limited to legal costs) incurred by him in his capacity as officer, auditor or agent in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application in relation to any such proceedings in whicn relief is under the Act granted to him by the Court Notices Method of Service Winding Up Division of Property Indemnity of Officers. Auditors or Agents

SHARE CAPITAL AND SHARE RIGHTS 96. Shares in the Company shall be issued in the classes with the rights and privileges and subject to the restrictions as set out in the following Clauses: Ordinary Class Shares 97. Subject to the rights, privileges and conditions attached to other classes of shares as hereinafter provided, the ordinary shares shall confer on the holders thereof the following rights and privileges:- (1) to receive notice of, attend and vote at all general meetings in accordance with the provisions of this Constitution; (2) to receive in common with other holders of ordinary shares all dividends, distributions, bonuses and other profits; and (3) upon a reduction of capital or winding up of the Company to participate pari passu with the other holders of ordinary shares in the surplus assets of the Company. A Class Shares 98. Subject to the rights, privileges and conditions attached to other classes of shares as hereinafter provided, the A Class shares shall confer on the holders thereof the following rights and privileges:- 99. (1) to receive notice of, attend and vote at all general meetings in accordance with the provisions of this Constitution; (2) Subject to the rights of the "I" Class Redeemable Preference Shares, upon a reduction of capital or winding up of the Company the right, in priority to all other shares of the Company, to a return of paid up capital on the said "A" class shares to a value not exceeding the amount defined in the terms of issue of each of such shares but shall not carry the right to any further participation in the surplus profits or assets of the Company. (3) The said "A" Class shares shall not confer upon the holder or holders thereof the right to payment of any dividend or distribution of capitalised profits whatsoever. (4) The said "A" class shares shall not receive an offer of shares pursuant to Sub-Clause 27 (3). "B", "C", "D", "E", "F", "G" & "H" Class Shares Subject to the rights, privileges and conditions attached to other classes of shares as provided herein the said "B", "C", "D", "E", "F", "G" and "H" class shares shall confer on the holders thereof the following rights and privileges:- (1) The said "B", "C", "D". "E", "F", "G" and "H" class shares shall not confer on the holder or holders thereof any right to vote at any general meeting of the Company nor shall the holder or holders thereof be entitled to receive notice of or to attend any general meeting of the Company. (2) The said "B", "C", "D", "E", "F", "G" and "H" class shares shall confer upon the holder or holders thereof the right to payment of such dividends as the Directors may from time to time recommend and as the Company may pursuant to this Constitution declare. (3) Upon a reduction of capital or winding up of the Company the said "B", "C", "D", "E", "F', "G" and "H" clc:ss shares shall as regards return of capital rank after the said "A" class shares and "I" class redeemable preference shares but in priority to all other shares of the Company to a value not exceeding the value defined in the terms of issue of each of such shares but shall not carry the right to any further participation in the surplus profits or assets of the Company. (4) The said "B". "C", "D", "E", "F", "G" and "H" class shares shall not receive an offer of shares pursuant to Sub-Clause 27 (3). Classes of Shares Ordinary Class "A" Class Shares "B", "C", "D", "E", "F", "G" & "H" Class Shares

• • • "I" Class Redeemable Preference Shares "I" Class Redeemable Preference 100. The "I" Class Redeemable Preference Shares shall confer upon the holders thereof the following rights and privileges:- Shares (1) The right to a fixed, cumulative preferential dividend at the rate specified in the terms of issue of the "I" Class Redeemable Preference Shares determined by the Directors in priority to any payment of dividend to the holders of the ordinary shares but ranking behind the right to dividend of the holders of the "B", "C", "D", "E", "F", "G" and "H" Class Shares; (2) The right to notices of and to attend general meetings; (3) The right to vote (on a show of hands to one vote, and on a poll, to one vote for each "I" Class Redeemable Preference Share of which he is the holder) at general meetings in the event that: (a) the dividend payable on the "I" Class Redeemable Preference Shares is more than 30 days in arrears; or (b) the matter to be decided is a proposal for the winding up of the Company, the sale or disposal of the Company's main undertaking, the reduction or return of any part of the Company's issued capital or which affects the rights attached to the "I" Class Redeemable Preference Shares; (4) The right upon a reduction of capital or winding up of the Company in priority to any payment to the holders of any other class of shares to be repaid the amount paid up on the issue of the "I" Class Redeemable Preference Shares but shall not participate in any further or other distribution of profits or assets of the Company; and (5) The said "I" class redeemable preference shares shall not receive an offer of shares pursuant to Sub-Clauses 27 (3) and 35 (1). 101. The Redeemable Preference Shares shall be redeemed only on the terms of issue of Redeemable Preference Shares as determined by the Directors, by the payment to the holders thereof of the sums paid up on such Redeemable Preference Shares, and all arrears of dividend and the amount of dividend accrued up to the date of redemption (whether earned or declared or not) calculated on a daily basis. Subscriber Share 102. The Subscriber Share is a Redeemable Preference Share and shall confer upon the holder thereof the following rights and privileges:- (1) The Subscriber Share shall only be issued upon registration of the Company and shall only be issued to the person or persons named in the application for registration and shall have the following rights and privileges:- (a) it shall carry no right to participate in any distribution of surplus assets or profits except on winding-up of the company; (b) it shall rank as to repayment of capital on winding-up of the Company before any other class of shares then on issue; (c) it shall carry no right to dividends; (d) it shall carry the right at general meetings to exercise one vote for the Subscriber Share held; (e) it shall have the Vdiue specified in the application for registration of the Company. (2) Subject to the provisions of the Act, the next issue of shares of any class or classes after the issue of the Subscriber Share and payment up in full thereof shall be deemed to have been issued for the purposes of redeeming the Subscriber Share. Upon the issue of such share or shares, the Subscriber Share shall ipso facto be redeemed at the issued value thereof, and the issued capital of the Company shall then stand at an amount equal to the value of the total number of shares which comprised the next issue of shares. (3) Upon the redemption of the Subscriber Share in the manner provided herein, the Company shall cease to be authorised to issue shares of this class. CLASS MEETINGS 103. None of the foregoing shall affect the rights of the holders of any of the above classes of shares to have a class meeting pursuant to the provisions of the Act. DIVIDENDS ON CLASSES OF SHARES 104. Without limiting the authority of the Directors pursuant to Clause 87 where at any time there shall be more than one class of shares on issue, any dividend or distribution of capitalised profits may be declared by the Directors in accordance with the rights of each of such classes subject to the preferential rights of the "I" class redeemable preference shares, by one or more resolutions, and all dividends whether interim or otherwise may be paid, and distribution of capitalised profits made on the shares of any one or more class or classes of shares to the exclusion of the shares of any other class or classes of shares and if at any meeting dividends are declared or distributions made on more than one class the dividend declared or distribution made on the shares of any such class may be at a higher or lower rate than or at the same rate as the dividend declared or distribution made on the shares of the other or others of such classes provided that the shares in each class shall inter se participate pari passu in any dividend declared or any distribution of capitalised profits made in respect of that class. Redemption of "I" Class Redeemable Preference Shares Subscriber Share Class Meetings Differential Dividend